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BIOLASE, Inc.

A leading provider of advanced laser systems for the dental industry.

Company Information

as of October 21, 2020

Ticker Nasdaq:BIOL

Market Cap: $26.9 Million

52W Range: $0.21 - $0.96

Headquarters: Foothill Ranch, CA

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Business Description

BIOLASE®

Advancing Dentistry TM

BIOLASE, Inc. (“Biolase” or the “Company”) is a leading provider of advanced laser systems for the dental industry. The Company develops, manufactures, markets, and sells laser systems that provide significant benefits for Dental practitioners and their patients. The Company’s proprietary systems allow dentists, periodontists, endodontists, oral surgeons, and other dental specialists to perform a broad range of minimally invasive dental procedures, including cosmetic, restorative, and complex surgical applications. Its laser systems are designed to provide clinically superior results for many types of dental procedures compared to those achieved with drills, scalpels, and other conventional instruments. Potential patient benefits include less pain, fewer shots, faster healing, decreased fear and anxiety, and fewer appointments. Potential practitioner benefits include improved patient care and the ability to perform higher volume and wider variety of procedures and generate more patient referrals. The Company offers two categories of laser system products: Waterlase (all-tissue) systems and diode (soft-tissue) systems.

The Company also manufactures and sells consumable products and accessories for their laser systems. The Waterlase and diode systems use disposable laser lips of differing sizes and shapes depending on the procedure being performed. The Company also markets flexible fibers and hand pieces that dental practitioners replace after initially purchasing laser systems. During the year ended December 31. 2019. the sale of lasers accounted for approximately 60% of total sales, and consumables, accessories, and services accounted for approximately 40% of total sales.

Investor Presentation

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BIOLASE®

Advancing Dentistry TM

INVESTOR PRESENTATION

NASDAQ CM: BIOL October 2020

Full Spectrum of Lasers and Consumables

Biolase has a complete line of products for both general dentists, specialists and dental practitioners. Their flagship brand, the Waterlase, uses a patented combination of water and laser energy and is FDA cleared for over 80 clinical indications to perform most procedures currently performed using drills, scalpels, and other traditional dental instruments for cutting soft and hard tissue. For example, Waterlase safely debrides implants without damaging or significantly affecting surface temperature and is an effective, safe solution for preserving sick implants. In addition, Waterlase disinfects root canals more efficiently than some traditional chemical methods. Biolase also offers diode laser systems to perform soft tissue, pain therapy, and cosmetic procedures, including teeth whitening.

Waterlase iPlus

Waterlase iPlus ®

ALL-TISSUE LASER

All-tissue dental laser – 80 FDA cleared indication

Replaces drill with substantial reduced need for anesthesia for teeth & bone

Replaces scalpel for minimally invasive, minimally bleeding microsurgery for soft tissues

Waterlase Express

Business Description

Investor Presentation

Full Spectrum of Lasers and Consumables

New Product Epic Hygiene – Positioned well in Covid-19

Significant & Growing Industry

Management Overview

Documents

Risks & Disclosures

Waterlase Express

ALL-TISSUE LASER

Š Smallest, easiest most cost-effective Waterlase

Š Vivid HD tablet interface

Š Rich on-board library and customer care button

Epic X

Epic X

Diode Laser

Š Surgery, fast tooth whitening and pain therapy in one device

Š Ultra-portable for multiple-operatory use

Epic Pro

Epic Pro

REDEFINED EPIC

Š Powerful and capable diode dental laser

Š Speed, comfort, and precision cutting

Š Leverages IPG Medical technology

New Product Epic Hygiene - Positioned well in Covid-19

Epic Hygiene

AEROSOL-FREE

Epic Hygiene is the Company’s latest innovation in proven Epic laser technology, which is designed to manage non-surgical periodontitis and increase clinical production. The system includes proven step-by-step clinical protocols, including pocket therapy and perio debridement, for implementation. Epic Hygiene now gives dental hygienists the ability to order dental laser technology to their patients, including minimally invasive and less painful treatments that are designed to allow for quicker procedures and faster recovery times. Each system includes hygiene specific training, turnkey practice guidebooks with step-by-step practice integration tips, as well as access to exclusive on-call Epic expert support, with clinicians to provide peer to peer support.

Significant & Growing Industry

Dental procedures, including medical and cosmetic treatment, are performed on hard tissue, such as bone and teeth, and soft tissue, such as gum and other oral tissue.

An estimated one-third of the worldwide population avoids going to the dentist because of “dental anxiety or fear,” according to DentaVox. Due to the limitations associated with traditional and alternative dental instruments, Biolase believes there is a large market opportunity for all-tissue dental laser systems. The Company also believes there is a growing awareness among consumers globally of the value and importance of oral health and its connections to overall systemic health and wellness. The American Academy of Periodontology estimates that over 60 million people in the U.S atone have periodontitis, and studies indicate a link between periodontitis and other health conditions such as heart disease, diabetes, and stroke.

As of 2018, according to the American Dental Association, there were 199,486 active private dental practitioners in the U.S. An April 2019 study published by Grandview Research estimated the global dental equipment market to be $7.7 billion in 2018 and projected it to grow at a compound annual rate of 4.5% through 2025. The study also highlighted that dental laser equipment is expected to be the fastest growing segment with compound annual growth of 6.8% over the forecast period. Biolase believes that all-tissue laser systems have penetrated only 7% of U.S. dental practices and 1.4% worldwide.

Management Overview

Todd Norbe

PRESIDENT AND CHIEF EXECUTIVE OFFICER

Todd Norbe was named President and CEO of BIOLASE, Inc. on August 8, 2018. Todd brings broad experience in the global dental industry, most recently as President, North America of KaVo Kerr, a subsidiary of the Danaher Corporation.

Previously, he served as Vice President and General Manager of Metrex Medical - Sybron Dental Specialties, continuing in that role after it was acquired by Danaher in 2006.

Todd has an MBA in Management from Fairleigh Dickinson University and a BS in Marketing from Bloomsburg University. He has also served on the Board of the Dental Trade Association Foundation and the National Children’s Oral Health Foundation.

William E. Brown, Jr.

VICE PRESIDENT, INNOVATION AND BUSINESS DEVELOPMENT

William E. Brown joined BIOLASE in 2002, initially as

John R. Beaver

EVP, CFO, & COO

John R. Beaver was named Senior Vice President and Chief Financial Officer of BIOLASE on October 1, 2017. John was promoted to Executive Vice President and CFO following his brief role as interim Chief Executive Officer of BIOLASE ending on August 8, 2018. John assumed the additional responsibilities of Chief Operating Officer in August 2020. He brings substantial leadership and technical experience in finance and business management in both public and private companies.

Previously, John served as the CFO of Silicon Materials, Inc., a global leader in the production of solar silicon, from 2009 to 2013 and 2015 to 2017.

John holds a Bachelor of Business Administration in Accounting from the University of Texas at Austin and is a Certified Public Accountant.

Samuel B. Low, D.D.S., M.S., M.Ed.a

VICE PRESIDENT, DENTAL AND CLINICAL AFFAIRS AND CHIEF DENTAL OFFICER

Director of Marketing advancing to Vice President in 2006, then Vice President of Sales and Marketing in 2008, until achieving his current role as Vice President of Business Development since 2013

Brown has been instrumental In the establishment of BIOLASE’s U S and international distribution channels as well as their direct and inside sales force Brown also serves on the Board of Directors of the World Congress of Minimally Invasive Dentistry, as Fellow of the American Society for Laser Medicine & Surgery (ASLMS). and as Member of the Academy of Laser Dentistry.

Brown holds a bachelor’s degree in electrical engineering from University of Alabama

Stephen I. Jang

VICE PRESIDENT. INTERNATIONAL & SPECIALTY PRODUCTS

Steve Jang was promoted to Vice President of APAC & EMEA in July 2018 and tater to Vice President, International & Specialty Products in April 2020. Steve joined BIOLASE in December 2012 as Director of International Operations in Asia-Pacific. and he has achieved a track record of growing revenue in his area of responsibility, as well as developing and maintaining excellent relationships with business partners and key opinion leaders.

Prior to joining BIOLASE. Steve served as senior Director, Sales and Marketing, at Curative Medical, Inc. and as Senior Director of International Sales at Cardinal Health/Pulmonetic Systems. Previously, Steve held roles of increasing responsibility with MicroOoptix LLC and United Technologies Automotive

Steve holds both a Master of Business Administration (MBA) and a Bachelor of Science in Electrical Engineering from the University of Michigan, Ann Arbor.

Matthew Wilson

VICE PRESIDENT, HUMAN RESOURCES

Matthew Wilson was named Vice President, Human Resources of BIOLASE in April of 2016.

Most recently, Matt was With Zimmer Biomet, Inc (previously Zimmer, Inc.) for nearly eight years, Where he served as HR Director for the Company’s dental business. While at Zimmer Dental, Matt partnered with other leaders in the business to develop the organization’s talent, to enhance employee engagement. and to build a healthy, high-performance culture. Most recently, he worked on the integration of two large business units, following Zimmer’s acquisition of Biomet.

Matt holds an MBA in International Management from Thunderbird School of Global Management and a Bachelor of Arts in Marketing from the University of Utah.

Documents

BIOL 2Q20 10Q

BIOL Corporate Presentation

Samuel B. Low, D.D.S., M.S., M.Ed., was named Vice President, Dental and Clinical Affairs, and Chief Dental Officer of BIOLASE in October of 2016. Dr. Low is Professor Emeritus, University of Florida, College of Dentistry and Associate faculty member or the Pankey Institute, with 30 years or private practice experience in periodontics, lasers and implant placement. He is a Past President of the Florida Dental Association and past ADA Trustee.

Dr. Low received his Doctor of Dental Surgery (D.D.S.) and Master of Science (M.S.) degrees from the University of Texas at Houston. He also completed his residency in Periodontics at the University of Texas at Houston, and received a Masters of Education from the University of Florida.

Richard R. Whipp

VICE PRESIDENT, OPERATIONS

Richard R Whipp joined BIOLASE in 2011 as Director of operations and was promoted to Vice President or operations in 2011. Whipp directs the daily operations of the company including product manufacturing, manufacturing engineering, field service, purchasing, logistics, and maintenance

Prior to joining BIOLASE, Whipp served as Senior Director or Operations at Discus Dental, which became a division of Philips Electronics, from 1998 until 2011, and as Director of Operations at Leica Geosystems, Inc. from 1992 until 1998.

Whipp previously held Operations management positions at Gulton Industries, Inc., Conrac Industries, Inc., and Hydril.

Risks & Disclosures

This communication is neither an offer to sell nor a solicitation of an offer to buy any securities of the company mentioned he-rein.

Information and opinions presented in this report have been obtained or derived from sources provided by the company named herein and M Vest LLC (“M -Vest”) makes no representation as to their accuracy or completeness. M-Vest accepts no liability for loss arising from the use of the materials represented in this report, except that this exclusion of liability does not apply to the extent that such liability arises under specific statutes or regulations applicable to M-Vest. This report is not to be relied upon in substitution for the exercise of independent judgment. M-Vest may have issued, and may in the future issue, other reports that are inconsistent with, and reach different conclusions from, the information presented in this report. Those reports reflect the different assumptions, views and analytical methods of the analysts who prepared them and M-Vest is under no obligation to ensure that such other reports are brought to the attention of any recipient of this report.

Biolase Inc. (the “Company’) and its counsel have reviewed the content of this page as well as the accompanying presentation displayed on this page and to the Company’s knowledge, does not believe the contents to be misleading or inaccurate in any material respect nor, to the Company’s knowledge, does it contain any material omissions. The Company does not believe the comments on the aforementioned page and accompanying presentation displayed to contain any non-public material information.

Past performance should not be taken as an indication or guarantee of future performance, and no representation or warranty, press or implied is made regarding future performance. Information, opinions and estimates contained in this report reflect a judgement at its original date of publication by the company named herein and are subject to change without notice.

A complete description of the risks and uncertainties of the company and its securities can be found in the company’s filings with the U.S. Securities and Exchange Commission available for free at www.sec.gov.

For all relevant disclosures applying to any and all securities mentioned herein relating to M-Vest or its affiliates please go to the following website: https://m-vest.com/disclosures

M Vest LLC received compensation for investment banking services from Biolase in the past 12 months and advisory services in connection with the preparation of these materials and may receive other compensation for any future services provided by M Vest LLC to Biolase.

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